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                                                                    EXHIBIT 99.1

                              OAK INDUSTRIES INC.
                               1000 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451

              PROXY--Special Meeting of Stockholders--January 28, 2000
            THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Coleman S. Hicks, Pamela F. Lenehan and Mela Lew or any of them, proxies, with full power of substitution, to vote all shares of the common stock of Oak Industries Inc. (the "Company") held of record by the undersigned as of December 23, 1999, at the Special Meeting of Stockholders to be held on Friday, January 28, 2000 at 9:30 a.m., Eastern Standard Time, at the corporate offices of Oak Industries at 1000 Winter Street, Waltham, Massachusetts, or any adjournments thereof.

     IMPORTANT: To secure a quorum and to avoid the expense and delay of sending follow-up letters, please mail this proxy promptly in the envelope provided. Your vote is important whether your holdings are large or small. Execution of a proxy will not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before the original proxy is exercised.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)
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 [X] Please mark your votes as in this example.

                                                           FOR                      AGAINST                    ABSTAIN
1. Proposal to approve and adopt the Agreement
   and Plan of Merger dated as of November 13,
   1999 among the Company, Corning Incorporated
   and Riesling Acquisition Corporation                             [  ]                       [  ]                        [  ]

 In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

 SIGNATURE ______________________________________________  DATE _______________

 SIGNATURE ______________________________________________  DATE _______________

 NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign with full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.